Exhibit 99

          Wright Medical Group, Inc. Reports Results for Third Quarter
            Ended September 30, 2003; Company Achieves Third Quarter
                         Records for Sales and Earnings

    ARLINGTON, Tenn.--(BUSINESS WIRE)--Oct. 28, 2003--Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its third quarter ending September 30, 2003.
    Net sales totaled $59.3 million for a record third quarter ended September 30, 2003, representing a 29% increase over net sales of $46.1 million during the third quarter of 2002. Excluding the impact of foreign currency, net sales increased 25% during the third quarter. Third quarter 2003 Generally Accepted Accounting Principles ("GAAP") net income increased by 45% over the prior year period to a third-quarter record of $3.7 million, or $.11 per diluted share, compared to GAAP net income of $2.5 million, or $.07 per diluted share in the same quarter of 2002. GAAP income from operations totaled a third-quarter record $5.7 million during the third quarter of 2003, representing an increase of 63% compared to $3.5 million during the third quarter of 2002.
    For the first nine months of 2003, the Company's net sales totaled $180.0 million, representing a 21% increase over net sales of $148.6 million for the first nine months of 2002. Excluding the impact of foreign currency, net sales increased 16% during the first nine months of 2003. For the first nine months of 2003, GAAP net income totaled $10.7 million, or $.31 per diluted share, including the after-tax effect of a first quarter $4.6 million in-process research and development ("IPRD") charge which resulted from the Company's first quarter 2003 acquisition of certain ADCON(R) Gel technology assets. Without this charge, net income for the first nine months of 2003 would have been $13.5 million, or $.39 per diluted share. For the first nine months of 2002, GAAP net income totaled $14.7 million, or $.43 per diluted share, including the favorable after-tax effect of a $4.2 million award from a commercial arbitration proceeding with a former business services provider and the favorable after-tax effect of approximately $800,000 related to resolving a royalty obligation in the second quarter of 2002. Excluding these items, the Company's net income for the first nine months of 2002 would have been $11.5 million, or $.34 per diluted share. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    F. Barry Bays, President and Chief Executive Officer commented, "We are very pleased with our third quarter performance, as evidenced by our sales and operating income results, which exceeded the upper ends of their respective outlook ranges. During the third quarter, net sales grew at a faster annual rate than in any previous reporting period since our December 1999 reorganization, accelerating to 29% overall, with all product lines performing very well. Once again, our growth-driving extremity and biologics product lines were major contributors to our success, posting third-quarter sales growth rates of 35% and 34% respectively. At the same time, we experienced exceptional performance from our hip product line, particularly in the domestic marketplace, where we posted growth of 68% over the year-ago quarter. As anticipated, our hip business benefited during the third quarter from the continued successful rollout of our LINEAGE(R) ceramic-on-ceramic system; however we also experienced considerable gains from the success of our CONSERVE(R) Total hip system with BFH(R) Big Femoral Head technology as well as our PROFEMUR(R) line of primary stems featuring innovative neck modularity."
    Mr. Bays continued, "Our third quarter sales performance, in combination with the continued leveraging of selling, general and administrative expenses, enabled us to achieve operating income growth totaling 63% for the quarter. The leverage we produced also allowed us to heighten our investment in research and development while still producing considerable expansion of our profitability. Altogether, we believe we are well-positioned for continued success during the remainder of this year and into 2004."

    Sales Review

    The Company experienced global growth across all its major product lines during the third quarter, with the Company's hip, extremity, and biologics product lines again posting exceptional growth rates. Specifically, global net sales of the Company's hip, extremity, biologics and knee product lines increased by 44%, 35%, 34% and 8%, respectively, during the third quarter of 2003 when compared to the third quarter of 2002.
    Domestic sales totaled $39.3 million during the third quarter of 2003 and $111.9 million during the first nine months of 2003, representing increases of 34% and 23%, compared to the respective year-ago periods. Domestically, third quarter 2003 net sales of the Company's hip, extremity, biologics, and knee product lines reflected growth of 68%, 40%, 32% and 11%, respectively.
    International sales totaled $20.0 million during the third quarter, an increase of 19% compared to the third quarter of 2002. For the first nine months of 2003, international sales reached $68.2 million, an increase of 19% compared to the first nine months of 2002. The Company's international sales results included favorable foreign currency impacts totaling approximately $1.8 million and $8.4 million during the third quarter and the first nine months of 2003, respectively.

    Outlook

    The Company has upwardly revised its previously-communicated sales target for the full year 2003 to a range of $243 million to $245 million, representing annualized growth of approximately 21% to 22%, and has upwardly-revised its full year 2003 operating income target to a range of $30.3 million to $31.3 million exclusive of the Company's $4.6 million first quarter 2003 IPRD charge. The Company's anticipated targets for the fourth quarter of 2003 for net sales are in the range of $63 million to $65 million, with operating income results ranging from $9.0 million to $10.0 million. These targets for both the full year of 2003 and the upcoming fourth quarter of 2003 exclude the effect of possible future acquisitions or other material future business developments.
    The Company also reiterates its stated long-term outlook for the business, which calls for percentage annualized net sales growth in the low- to mid-teens and percentage operating income growth in excess of the respective annualized net sales growth. The Company's preliminary outlook for 2004 is consistent with this stated range of long-term objectives, with 2004 net sales growth rates likely reaching the upper end of that range and operating income growth exceeding the rate of net sales growth. The Company intends to communicate defined ranges of net sales and profitability objectives for 2004 and to assist investors in further developing their financial models during a financial guidance conference call to be held after the Company has completed its 2004 budget preparation process. The call is scheduled to be held at 3:30 p.m. (Central Time) on Tuesday, December 9, 2003. Dial-in and webcast access instructions will be provided in advance of the call.
    The Company's anticipated targets for net sales and income from operations are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-915-4836 (domestic)/ 973-317-5319 (international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting today and continuing until 10:59 p.m. (Central Time) on November 5, 2003. To hear this replay, dial 1-800-428-6051 (domestic) or 973-709-2089 (international) and enter the registration number 308932. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate--Investor Information--Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net income, as adjusted, income from operations, as adjusted, cash earnings, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities including purchased in-process research and development and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2002), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.



                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data - unaudited)

                                Three Months Ended  Nine Months Ended
                                ------------------ -------------------
                                   Sept.    Sept.     Sept.    Sept.
                                    30,      30,       30,      30,
                                   2003     2002      2003     2002
                                 -------- -------- --------- ---------

Net sales                        $59,268  $46,086  $180,042  $148,563
Cost of sales                     15,453   11,976    48,379    40,968
                                 -------- -------- --------- ---------
     Gross profit                 43,815   34,110   131,663   107,595

Operating Expenses:
  Selling, general and
   administrative                 32,292   26,338    94,560    79,625
  Research and development         4,397    2,763    11,840     7,889
  Amortization of intangible
   assets                            900    1,076     2,627     2,850
  Stock-based expense                482      419     1,311     1,316
  Acquired in-process research
   and development costs               -        -     4,558         -
  Arbitration settlement award         -        -         -    (4,200)
                                 -------- -------- --------- ---------
     Total operating expenses     38,071   30,596   114,896    87,480
                                 -------- -------- --------- ---------

     Income from operations        5,744    3,514    16,767    20,115
Interest expense (income), net       274      (79)      852       693
Other (income) expense, net         (155)     145      (666)     (988)
                                 -------- -------- --------- ---------
     Income before income taxes    5,625    3,448    16,581    20,410
Provision for income taxes         1,974      926     5,931     5,725
                                 -------- -------- --------- ---------
     Net income                  $ 3,651  $ 2,522  $ 10,650  $ 14,685
                                 ======== ========  ========  ========

Net income per common share,
 basic                           $  0.11  $  0.08  $   0.32  $   0.46
                                 ======== ======== ========= =========
Net income per common share,
 diluted                         $  0.11  $  0.07  $   0.31  $   0.43
                                 ======== ======== ========= =========
Weighted-average number of
 common shares outstanding-basic  32,932   32,496    32,807    31,612
                                 ======== ======== ========= =========

Weighted-average number of
 common shares outstanding-
 diluted                          34,695   34,745    34,378    34,025
                                 ======== ======== ========= =========




                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                  (dollars in thousands - unaudited)

                   Three Months Ended          Nine Months Ended
               -------------------------- ----------------------------
                Sept.    Sept.              Sept.     Sept.
                 30,      30,      %         30,       30,       %
                2003     2002    change     2003      2002     change
              -------- -------- --------  --------- --------- --------
Geographic
----------
Domestic      $39,283  $29,227     34.4%  $111,857  $ 91,341     22.5%
International  19,985   16,859     18.5%    68,185    57,222     19.2%
              -------- -------- --------  --------- --------- --------
Total net
 sales        $59,268  $46,086     28.6%  $180,042  $148,563     21.2%
              ======== ======== ========  ========= ========= ========

Product Line
------------
Knee products $18,022  $16,651      8.2%  $ 57,441  $ 54,161      6.1%
Hip products   18,032   12,514     44.1%    55,224    41,497     33.1%
Extremity
 products       8,157    6,027     35.3%    23,392    18,911     23.7%
Biologics
 products      12,392    9,280     33.5%    36,076    27,848     29.5%
Other           2,665    1,614     65.1%     7,909     6,146     28.7%
              -------- -------- --------  --------- --------- --------
Total net
 sales        $59,268  $46,086     28.6%  $180,042  $148,563     21.2%
              ======== ======== ========  ========= ========= ========




                      Wright Medical Group, Inc.
               Reconciliation of Income from Operations
                to Income from Operations, As Adjusted
                  (dollars in thousands - unaudited)

                             Three Months Ended     Nine Months Ended
                             -------------------   -------------------
                             Sept. 30, Sept. 30,   Sept. 30, Sept. 30,
                                2003      2002        2003      2002
                             --------- ---------   --------- ---------
Income from Operations, as
 reported                      $5,744    $3,514     $16,767   $20,115
Add:  Acquired in-process
 research and development
 costs                              -         -       4,558         -
Less:  Arbitration
 settlement award                   -         -           -    (4,200)
Less:  Royalty resolution           -         -           -      (800)
                             --------- ---------   --------- ---------
Income from Operations, as
 adjusted                      $5,744    $3,514     $21,325   $15,115
                             ========= =========   ========= =========





                      Wright Medical Group, Inc.
        Reconciliation of Net Income to Net Income, As Adjusted
                  (dollars in thousands - unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                  2003      2002      2003      2002
                               --------- --------- --------- ---------
Net income, as reported         $ 3,651  $  2,522  $ 10,650  $ 14,685
Add:  Acquired in-process
 research and development
 costs, net of tax                    -         -     2,819         -
Less:  Arbitration settlement
 award, net of tax                    -         -         -    (2,604)
Less:  Royalty resolution,
 net of tax                           -         -         -      (593)
                                 -------  --------  --------  --------
Net income, as adjusted         $ 3,651  $  2,522  $ 13,469  $ 11,488
                                 =======  ========  ========  ========

Net income, as adjusted, per
 common share--basic            $  0.11  $   0.08  $   0.41  $   0.36
                                 =======  ========  ========  ========
Net income, as adjusted, per
 common share--diluted          $  0.11  $   0.07  $   0.39  $   0.34
                                 =======  ========  ========  ========
Weighted-average number of
 common shares outstanding--
 basic                           32,932    32,496    32,807    31,612
                                 =======  ========  ========  ========
Weighted-average number of
 common shares outstanding--
 diluted                         34,695    34,745    34,378    34,025
                                 =======  ========  ========  ========




                      Wright Medical Group, Inc.
             Reconciliation of Net Income to Cash Earnings
                    and Cash Earnings, As Adjusted
                  (dollars in thousands - unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
Net income, as reported          $3,651    $2,522   $10,650   $14,685
Add:  Stock-based expense           482       419     1,311     1,316
Add:  Amortization of
 intangible assets                  900     1,076     2,627     2,850
                               --------- --------- --------- ---------
Cash earnings                    $5,033    $4,017   $14,588   $18,851
                               ========= ========= ========= =========
Add:  Acquired in-process
 research and development
 costs, net of tax                    -         -     2,819         -
Less:  Arbitration settlement
 award, net of tax                    -         -         -    (2,604)
Less:  Royalty resolution,
 net of tax                           -         -         -      (593)
                               --------- --------- --------- ---------
Cash earnings, as adjusted       $5,033    $4,017   $17,407   $15,654
                               ========= ========= ========= =========




                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
           (in thousands, except per share data - unaudited)

                                                   Sept. 30,  Dec. 31,
                                                     2003       2002
                                                   --------- ---------
Assets
Current Assets:
  Cash and cash equivalents                        $ 65,187  $ 51,373
  Accounts receivable, net                           45,267    39,571
  Inventories                                        61,166    55,628
  Prepaid expenses and other current assets          19,814    25,042
                                                   --------- ---------
       Total current assets                         191,434   171,614
                                                   --------- ---------

Property, plant and equipment, net                   61,553    59,215
Intangible assets, net                               29,132    26,908
Other assets                                         16,125    16,446
                                                   --------- ---------
                                                   $298,244  $274,183
                                                   ========= =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                 $ 11,657  $  9,878
  Accrued expenses and other current liabilities     35,965    29,878
  Current portion of long-term obligations            5,778     5,676
                                                   --------- ---------
      Total current liabilities                      53,400    45,432
                                                   --------- ---------
Long-term obligations                                13,828    16,586
Other liabilities                                     6,224     7,166
                                                   --------- ---------
      Total liabilities                              73,452    69,184
                                                   --------- ---------

Stockholders' equity                                224,792   204,999
                                                   --------- ---------
                                                   $298,244  $274,183
                                                   ========= =========



    CONTACT: Wright Medical Group Inc., Arlington
             John K. Bakewell, 901-867-4527